Exhibit 99.1

SeaBright Insurance Holdings, Inc.	Contact:
2101 4th Avenue	SeaBright Insurance Holdings, Inc.
Suite 1600	Joseph S. De Vita
Seattle, WA 98121	Chief Financial Officer
206-269-8500
investor@sbic.com

SeaBright Insurance Holdings Reports First Quarter 2005 Results

Seattle, WA – April 27, 2005 – SeaBright Insurance Holdings, Inc. (Nasdaq:SEAB) today announced results for the first quarter ended March 31, 2005.

For the first quarter of 2005, net income was $2.7 million or $0.18 per share on a diluted basis. For three months ended March 31, 2004, the Company reported net income of $354,000 or $0.05 per share on a diluted basis. Total revenue for the first quarter of 2005 increased to $32.2 million versus $10.7 million in the year-earlier period.

Loss and loss adjustment expenses totaled $20.3 million in the first quarter of 2005 versus $6.6 million in the same period in 2004. Total underwriting expenses for the first quarter of 2005 were $6.4 million compared to $2.5 million in the prior year period. The net combined ratio for the first quarter of 2005 was 89.2% compared to 93.7% for the same period in 2004.

“We are pleased with our progress and the continued marketplace reception to our niche workers’ compensation products. Our first quarter results are very much in-line with our 2005 business plan”, said John Pasqualetto, SeaBright’s Chairman, President and Chief Executive Officer.

SeaBright Insurance Holdings, Inc. is an insurance holding company whose wholly owned subsidiary, SeaBright Insurance Company, operates as a specialty provider of multi-jurisdictional workers’ compensation insurance. SeaBright Insurance Company distributes its products through selected independent insurance brokers and through its in-house wholesale broker affiliate, PointSure Insurance Services. SeaBright Insurance Holdings was formed in 2003 by members of its current management and entities affiliated with Summit Partners, a leading private equity and venture capital firm, for the purpose of completing a management-led buyout that closed on September 30, 2003. SeaBright Insurance Company began writing new insurance contracts on October 1, 2003.

Conference Call
The Company will host a conference call on Wednesday, April 27, 2005 at 11:00 a.m. Eastern Time featuring remarks by John G. Pasqualetto, Chairman, President and CEO, and Joseph S. De Vita, Senior Vice President and CFO. The conference call is available via webcast on the Company’s website and can be accessed by visiting http://www.sbic.com/intro.html. Once there, select “Investor Relations” from the menu at the top of the page, and proceed to “Webcasts and Presentations.” The dial-in number for the conference call is (877) 502-9276. Please call at least five minutes before the scheduled start time.

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Cautionary Statement
Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M Best rating of our insurance subsidiary; the impact of extensive regulation of the insurance industry and legislative and regulatory changes; a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; the loss of our rights to fee income and protective arrangements that were established in connection with the acquisition of our business; and the effects of acts of terrorism or war. More information about these and other factors that potentially could affect our financial results is included in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 28, 2005, and in our other public filings filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.

Set forth in the tables below are summary results of operations for the first quarters ended March 31, 2005 and 2004, and selected balance sheet data as of March 31, 2005 and December 31, 2004. The following information is preliminary and unaudited and is subject to change until final results are publicly distributed. The Company currently expects to file its unaudited condensed consolidated financial statements with the Securities and Exchange Commission as part of its quarterly report on Form 10-Q in a timely fashion on or before May 16, 2005.

SEABRIGHT INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2005	2004
	(in thousands)
ASSETS
Investment securities available-for-sale, at fair value	$186,191	$105,661
Cash and cash equivalents	18,787	8,279
Accrued investment income	1,968	1,096
Premiums receivable, net of allowance	8,635	7,397
Deferred premiums	67,693	59,243
Retrospective premiums accrued	1,228	1,086
Federal income tax recoverable	—	397
Service income receivable	325	304
Reinsurance recoverables	15,239	13,484
Receivable under adverse development cover	2,853	2,853
Prepaid reinsurance	5,067	5,254
Property and equipment, net	539	493
Deferred federal income taxes, net	6,162	3,604
Deferred policy acquisition costs, net	8,592	7,588
Intangible assets, net	1,910	2,093
Goodwill	1,821	1,821
Other assets	5,607	5,459

Total assets	$332,617	$226,112

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Unpaid loss and loss adjustment expense	$ 83,092	$ 68,228
Unearned premiums	75,239	67,626
Reinsurance funds withheld and balances payable	1,736	1,553
Premiums payable	4,286	3,128
Accrued expenses and other liabilities	14,247	15,207
Federal income tax payable	2,387	—
Surplus notes	12,000	12,000

Total liabilities	192,987	167,742

Commitments and contingencies

Stockholders’ equity:
Series A preferred stock, $0.01 par value; 750,000 shares authorized; issued and outstanding – no shares at March 31, 2005 and 508,265.25 shares at December 31, 2004	—	5
Undesignated preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; authorized – 75,000,000 shares at March 31, 2005 and 10,000,000 shares at December 31, 2004; issued and outstanding – 16,402,808 shares at March 31, 2005 and no shares at December 31, 2004	164	—
Paid-in capital	131,028	50,831
Accumulated other comprehensive income (loss)	(1,274)	530
Retained earnings	9,712	7,004

Total stockholders’ equity	139,630	58,370

Total liabilities and stockholders’ equity	$332,617	$226,112

SEABRIGHT INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2005	2004
	(in thousands, except income per
	share information)
Revenue: (1)
Premiums earned	$29,159	$8,513
Net investment income	1,299	448
Net realized gain (loss)	(56)	27
Claims service income	582	785
Other service income	50	387
Other income	1,174	553

	32,208	10,713

Losses and expenses:
Loss and loss adjustment expenses	20,267	6,599
Underwriting, acquisition and insurance expenses	6,379	2,547
Other expenses	1,721	1,015

	28,367	10,161

Income before federal income taxes	3,841	552

Federal income tax expense:
Current	2,720	712
Deferred	(1,587)	(514)

	1,133	198

Net income	$2,708	$354

Basic earnings per share	$.21	$—
Diluted earnings per share	$.18	$.05

Weighted average basic shares outstanding	12,757,740	—
Weighted average diluted shares outstanding	14,684,044	6,988,114

Net loss ratio (2)	67.5%	68.3%
Net underwriting expense ratio (3)	21.7%	25.4%
Net combined ratio (4)	89.2%	93.7%

(1)	Gross and net premiums written for the periods indicated are as follows:

	Three Months Ended March 31,
	2005	2004
	(in thousands)
Gross premiums written	$44,304	$23,686
Net premiums written	39,041	20,797

(2)	The net loss ratio is calculated by dividing loss and loss adjustment expenses for the period less claims service income by the net premiums earned for the period.

(3)	The net underwriting expense ratio is calculated by dividing underwriting, acquisition and insurance expenses for the period less other service income by the net premiums earned for the period.

(4)	The net combined ratio is the sum of the net loss ratio and the net underwriting expense ratio.